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                     DICKSTEIN SHAPIRO MORIN & OSHINSKY LLP
                               2101 L STREET, N.W.
                           WASHINGTON, D.C. 20037-1526


                                October 26, 1999



USAllianz Variable Insurance Products Trust
55 Greens Farms Road
Westport, CT  06881

Re:  Registration Statement on Form N-1A
     (Registration No. 333-83423)

Ladies and Gentlemen:

         We have acted as counsel to USAllianz Variable Insurance Products Trust, a Delaware business trust (the "Trust") in connection with the registration statement on Form N-1A (Registration No. 333-83423) (the "Registration Statement") under the Securities Act of 1933, as amended, relating to the registration for sale of an indefinite number of shares of beneficial interest of the Trust (the "Shares").

         We have reviewed the actions taken by the Trustees of the Trust to organize the Trust and to authorize the issuance and sale of the Shares. In this connection we have examined the Agreement and Declaration of Trust and By-Laws of the Trust, the Registration Statement, including the prospectus and statement of additional information forming a part thereof, certificates of officers of the Trust and of public officials as to matters of fact, and such other documents and instruments, certified or otherwise identified to our satisfaction, and such questions of law and fact, as we have considered necessary or appropriate for the purpose of rendering the opinions expressed herein. In such examination we have assumed, without independent verification, the genuineness of all signatures (whether original or photostatic), the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies. As to all questions of fact material to such opinions, we have relied upon the representations contained in the certificates referred to above. We have assumed, without independent verification, the accuracy of the relevant facts stated therein.

         Based upon the foregoing and subject to the qualifications set forth herein, we hereby advise you that, in our opinion:

         1. The Trust is authorized to issue an unlimited number of shares of beneficial interest; the Shares have been duly and validly authorized by all action of the Trustees of the Trust, and no action of the shareholders of the Trust is required in such connection.

         2. When issued and paid for as described in the Registration Statement, the Shares will be fully paid and nonassessable by the Trust.
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USAllianz Variable Insurance Products Trust
October 26, 1999
Page 2

         No opinion is expressed herein as to the laws of any jurisdiction other than the federal laws of the United States of America and, to the extent required by the foregoing opinion, the Delaware Business Trust Act.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                     Very truly yours,

                                     /s/ Dickstein Shapiro Morin & Oshinsky LLP

                                     DICKSTEIN SHAPIRO MORIN & OSHINSKY LLP